Exhibit 10.10

REAL ESTATE SALE AGREEMENT

[1600 Technology Drive, San Jose, California]

THIS REAL ESTATE SALE AGREEMENT (this “Agreement”) is made effective as of January 25, 2010 (the “Effective Date”), by and between Brocade Communications Systems Skyport LLC, a Delaware limited liability company (“Seller”), and
CA-Skyport III Limited Partnership, a Delaware limited partnership (“Purchaser”). In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1. PURCHASE AND SALE OF PROPERTY. Subject to and in accordance with the terms and conditions set forth in this Agreement, Purchaser shall purchase from Seller and Seller shall sell to Purchaser a certain parcel of real estate (the “Real Property”) in the City of San Jose, County of Santa Clara, State of California, which parcel is more particularly described in attached Exhibit A, and upon which is located an office building commonly known as “1600 Technology Drive,” together with (a) all buildings and improvements owned by Seller, and any and all of Seller’s rights, easements, licenses and privileges presently thereon or appertaining thereto (the “Improvements”), (b) Seller’s right, title and interest, to the extent transferable, in and to (i) the right to use the name “1600 Technology Drive”, (ii) all licenses and permits relating solely to the Property, (iii) any blueprints, plans, specifications, maps or drawings relating solely to the Property (it being agreed that Seller shall be obligated to deliver possession of the foregoing only to the extent in Seller’s possession or control), and (iv) any guaranties or warranties relating to the Improvements; and (c) equipment located within Garage B (as defined in the Skyport Plaza (Adjusted Parcel II) Declaration of Common Easements, Covenants, Conditions and Restrictions (the “Declaration”)) and listed on Schedule 1 to Exhibit G attached hereto (the “Exterior Equipment”) (all of the foregoing, collectively referred to in this Agreement as the “Property”); provided, however, the term “Property” expressly excludes all property listed on Exhibit B attached hereto.

2. CONSIDERATION. The total consideration to be paid by Purchaser to Seller for the purchase of the Property is THIRTY MILLION THREE HUNDRED FIFTY THOUSAND and No/100 Dollars ($30,350,000.00) (the “Consideration”).

2.1 Deposit. Within two (2) business days after the Effective Date, Purchaser shall deposit in escrow with First American Title Insurance Company, with an address of 1737 North First Street, Suite 500, San Jose, California 95112, telephone: (408) 451-7800, contact Dian Blair (“Escrow Holder”), a deposit in the amount of Four Million Dollars ($4,000,000.00) (the “Deposit”), which shall be fully non-refundable to the extent provided in this Section 2.1. If Purchaser fails to make the Deposit on or before the fifth (5th) business day following the Effective Date, then this Agreement shall terminate, and shall be of no force or effect. All sums constituting the Deposit shall be held in a federally insured interest-bearing account. If the sale of the Property as contemplated hereunder is consummated, the Deposit plus interest accrued thereon shall be credited against the Consideration. If the sale of the Property is not consummated because of the failure of any condition precedent or Seller’s default hereunder, then the

Deposit plus interest accrued thereon shall immediately be returned to Purchaser. If the sale is not consummated because of Purchaser’s default hereunder, the Deposit, together with interest accrued thereon shall be paid to and retained by Seller as liquidated damages, in accordance with the provision below.

THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE BECAUSE OF A PURCHASER DEFAULT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT, PLUS ALL INTEREST ACCRUED THEREON, IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT; PROVIDED, HOWEVER, THAT THIS PROVISION WILL NOT COVER OR APPLY TO, AND SHALL NOT LIQUIDATE OR LIMIT SELLER’S RIGHT TO RECOVER OR PURCHASER’S LIABILITY FOR ATTORNEYS’ FEES OR FOR BREACH BY PURCHASER OF ANY OF PURCHASER’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT. BY PLACING ITS INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

INITIALS:	Seller	Purchaser

2.2 Balance of Consideration. At Closing, Purchaser shall pay to Seller the Consideration, plus or minus the prorations described in this Agreement (such amount, as adjusted, being referred to as the “Cash Balance”). Purchaser shall pay the Cash Balance by federal funds wire transferred to First American Title Insurance Company, located in San Jose, California (“Escrow Agent”) .

3. DUE DILIGENCE AND TITLE REVIEW

3.1 Delivery of Due Diligence Materials by Seller. To the extent within the possession or control of Seller, Seller has previously delivered to Purchaser and Purchaser’s representatives any environmental studies, soils studies, plans, specifications, maps, surveys and other similar materials relating to the physical and environmental condition of the Property (“Reports”). Purchaser acknowledges and understands that all such materials were made available by Seller only for Purchaser’s convenience in making its own examination and determination as to whether it wishes to purchase the Property, and, in so doing, Purchaser shall rely exclusively upon its own independent investigation and evaluation of every aspect of the Property and not on any materials supplied by Seller. Without limiting the generality of the foregoing, Seller has also previously made available the following due diligence items (together with the Reports, collectively, “Due Diligence Items”): (a) to the extent in the possession of Seller or Seller’s property manager, any plans and specifications for the Property; (b) copies of all service contracts or service agreements relating to the operation and maintenance of the Property (collectively, the “Contracts”); (c) property tax bills for the last two (2) fiscal tax years and the property tax bill for the current year to the extent in the possession of Seller; and (d) to the extent in the possession of Seller, operating statements for the Property for the last two (2) calendar years and the current year-to-date.

3.2 Evidence of Title. Seller has heretofore caused to be delivered to Purchaser (a) a current preliminary title report on the Real Property dated as of November 23, 2009, issued by First American Title Insurance Company, with an address of 1737 North First Street, San Jose, California 95112, telephone: (408) 451-7800, contact Dian Blair (the “Title Insurer”) under Order Number: NCS-421391-SC (the “Title Report”), (b) available copies of all title exception documents referred to in the Title Report, and (c) any existing survey of the Real Property and the Improvements in Seller’s possession, if any (the “Survey”). In addition, Seller has ordered, and will provide to Purchaser when it is available, a current ALTA/ACSM survey of the Real Property and the Improvements prepared by Kier and Wright (the “Updated Survey”). At Closing, as a condition precedent to Purchaser’s obligations hereunder, Title Insurer shall issue an ALTA Owner’s Title Insurance Policy, with liability in the amount of the Purchase Price, showing title vested in Purchaser or its assignee, subject only to those exceptions which are listed on Exhibit D (the “Permitted Exceptions”).

4. CLOSING. The payment of the Consideration, the transfer of title to the Property and the satisfaction of all other terms and conditions of the transaction contemplated by this Agreement (the “Closing”) shall occur on January 28, 2010, or such earlier date as the parties may mutually agree (such day being sometimes referred to as the “Closing Date”), through escrow at the San Jose office of the Title Insurer.

4.1 Seller’s Closing Deliveries. At Closing, Seller shall execute (as necessary), or cause to be executed, and deliver to Purchaser (either through escrow or as otherwise provided below) each of the documents described below: (a) one original Grant Deed, in the form of Exhibit E, subject to the exceptions listed in such form and the Permitted Exceptions; (b) Seller’s non-foreign affidavit, in the form attached hereto as Exhibit H, and a properly executed California Form 593-C certifying that Seller is qualified to do business in California; (c) two original counterparts of the Closing Statement (as defined in Section 4.3 below); (d) such transfer tax forms as are required by law (“Transfer Documents”); (e) two original counterparts of the Leaseback (as defined in Section 5 below) between Purchaser and Seller; (f) a Bill of Sale (the “Bill of Sale”) in the form attached hereto as Exhibit G; and (g) an Assignment of Intangibles (the “Assignment of Intangibles”) from Seller to Purchaser in the form attached hereto as Exhibit F. The Closing Statement may be signed in facsimile counterparts on the Closing Date. To the extent available, Seller shall leave all of the original plans and specifications, licenses and permits pertaining to the Property at the premises.

4.2 Purchaser’s Closing Deliveries. At Closing, Purchaser shall deliver or cause to be delivered to Seller executed counterparts of the Closing Statement, the Leaseback, the Assignment of Intangibles and the Transfer Documents, together with the Cash Balance described in Section 2.1 above, and such evidence of Purchaser’s power and authority as Seller or Title Insurer may reasonably request.

4.3 Closing Prorations and Adjustments. The provisions of this Section 4.3 shall survive the Closing. The Title Company shall prepare a statement of the prorations and adjustments required by this Agreement (the “Closing Statement”), and submit it to Purchaser and Seller for approval at least one (1) business day prior to the Closing Date. The items listed below are to be equitably prorated or adjusted as of the close of business on the Closing Date, except as provided otherwise below, it being understood that for purposes of prorations and adjustments, Seller shall be deemed the owner of the Property on such day and Purchaser shall be deemed the owner of the Property as of the day after the Closing Date.

4.3.1 Taxes and Fees. Real property taxes, special taxes, and any installment payments on account of assessments or bonds applicable to the Property or any part thereof, and annual permits and/or inspection fees (calculated on the basis of the period covered) shall be prorated as of the Closing Date on the basis of a 365-day year. The remaining principal amount (after the application of the prorated portion of any installment applicable to the period prior to the Closing Date) of any and all assessments and/or bonds which encumber the Property or any part thereof shall not be prorated or apportioned, but shall be assumed in full by Purchaser as of Closing (and Purchaser shall not be entitled to a credit from Seller against the Purchase Price in the amount of such assessments and/or bonds).

4.3.2 Utility Deposits. Seller shall be entitled to recover any and all deposits with respect to the Property held by any utility company as of the Closing Date.

4.3.3 Utilities. Water, electric, telephone and all other utility and fuel charges, fuel on hand (at cost plus sales tax), and any other payments to utility companies shall be prorated to the extent not paid by Seller (or its affiliate) directly to third parties or to Purchaser as additional rent under the Leaseback.

4.3.4 Leaseback. To the extent that, pursuant to the Leaseback, Seller (or its affiliate) is paying the charges for any expenses subject to proration pursuant to this Section 4.3 directly to the applicable governmental entity, utility or service provider, or other third party, prorations of such expenses shall be made with respect to such expenses upon termination of the Leaseback, rather than on the Closing Date. To the extent that, pursuant to the Leaseback, Seller (or its affiliate) is paying the charges for any expenses subject to proration pursuant to this Section 4.3 in the form of operating expense reimbursements to Purchaser under the Leaseback, prorations of such expenses shall be performed at the Closing and reconciliations of operating expenses shall be made in accordance with the terms of the Leaseback.

4.4 Reservation of Rights to Contest. Notwithstanding anything to the contrary contained in this Agreement, Seller reserves the exclusive right to meet with governmental officials and to contest any reassessment or assessment of the Property or any portion thereof and to attempt to obtain a refund for any taxes previously paid. Seller shall retain all rights with respect to any refund of taxes applicable to any period prior to the Closing Date. Purchaser shall cooperate with Seller, at Seller’s reasonable request and at Seller’s expense, if necessary in connection with any such contest or reassessment, which cooperation may include executing applications or other documents.

4.5 Transaction Costs. Except as otherwise specifically set forth in this Agreement, the closing costs and other costs incurred in connection with the transactions contemplated by this Agreement shall be paid as follows: (a) Seller shall pay (i) the base premium payable to the Title Company in connection with the issuance of an CLTA standard owner’s title policy, (ii) all recording fees for title clearance documents, (iii) county transfer taxes, (iv) one-half of city transfer taxes, (v) all legal fees payable to attorneys retained by Seller, and (vi) one-half of all escrow fees payable to the Escrow Agent; and (b) Purchaser shall pay for (i) title insurance costs and fees for the ALTA extended owner’s coverage (except those expressly the responsibility of Seller as provided above), including fees for extended coverage, endorsements, coinsurance or reinsurance, and any loan policy charges, (ii) one-half of the city transfer taxes, (iii) recording charges (except those expressly the responsibility of Seller as provided above), (iv) costs incurred in connection with obtaining any survey of the Property that Purchaser elects to obtain, and (v) one-half of all escrow fees payable to Escrow Agent. At Closing, Purchaser also shall reimburse Seller for the cost of the Updated Survey in the amount of $4,800. All other closing and other transaction costs shall be allocated according to customary practice in San Jose, California. Seller and Purchaser shall, however, be responsible for the fees of their respective attorneys. The provisions of this Section 4.5 shall survive any termination of this Agreement.

4.6 Reprorations. Notwithstanding anything contained herein to the contrary, all reprorations contemplated by this Agreement shall be completed within one (1) year of Closing (subject to extension solely as necessary due to the unavailability of final information, but in no event to exceed two (2) years after Closing). The provisions of this Section 4.7 shall survive the Closing.

5. LEASEBACK. As of the Closing Date, Purchaser shall lease the entire Building to Seller’s parent corporation, Brocade Communications Systems, Inc., pursuant to a written lease in the form attached hereto as Exhibit C (the “Leaseback”).

6. BROKERAGE. Seller agrees to pay any brokerage commission due to Studley for services rendered in connection with the sale and purchase of the Property pursuant to separate agreement between Seller and Studley. Seller and Purchaser shall each indemnify and hold the other harmless from and against any and all claims of all other brokers and finders claiming by, through or under the indemnifying party and in any way related to the sale and purchase of the Property, this Agreement or otherwise, including, without limitation, attorneys’ fees and expenses incurred by the indemnified party in connection with such claim.

7. DEFAULT AND REMEDIES.

7.1 Purchaser’s Remedies. Notwithstanding anything to the contrary contained in this Agreement, if Closing does not occur due to a Seller default, then, as Purchaser’s sole and exclusive remedy hereunder and at Purchaser’s option, either (a) Purchaser may terminate this Agreement and recover the Deposit and interest accrued thereon; or (b) upon notice to Seller not more than ten (10) days after Purchaser becomes aware of such failure, and provided an action is filed within thirty (30) days thereafter, Purchaser may seek specific performance of this Agreement but not damages. Purchaser’s failure to seek specific performance as aforesaid shall constitute its election to proceed under clause (a) above.

7.2 Seller’s Remedies. Purchaser and Seller acknowledge that it would be extremely impractical and difficult to ascertain the actual damages which would be suffered by Seller if Purchaser fails to consummate the purchase and sale contemplated herein for any reason other than Seller’s default hereunder in any material respect or the failure of a condition precedent to Purchaser’s obligation to close hereunder. Purchaser and Seller have considered carefully the expenses of Seller incurred in connection with the preparation of this Agreement and Seller’s performance hereunder, and the other damages, general and special, which Purchaser and Seller realize and recognize Seller will sustain but which Seller cannot at this time calculate with absolute certainty. Based on all those considerations, Purchaser and Seller have agreed that the damage to Seller in such event would reasonably be expected to be equal to the sum of the Deposit. Accordingly, if Purchaser fails to consummate the purchase of the Property in accordance with the terms of this Agreement solely as a result of a default by Purchaser, then (i) Seller shall have the right to retain the entire Deposit as full and complete liquidated damages, and (ii) the ROFO Agreement shall terminate and thereafter be of no force or effect.

THE PARTIES FURTHER ACKNOWLEDGE AND AGREE THAT (A) PURCHASER SEEKS TO LIMIT ITS LIABILITY UNDER THIS AGREEMENT TO THE AMOUNT OF THE DEPOSIT IN THE EVENT THIS AGREEMENT IS TERMINATED AND THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT DOES NOT CLOSE DUE TO A DEFAULT OF PURCHASER UNDER THIS AGREEMENT, AND (B) THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

Seller:	Purchaser:

7.3 Post-Closing Remedies. After Closing, Seller and Purchaser shall, subject to the terms and conditions of this Agreement, have such rights and remedies as are available at law or in equity, except that neither Seller nor Purchaser shall be entitled to recover from the other consequential or special damages.

8. CONDITIONS PRECEDENT.

8.1 Due Diligence. Prior to the Effective Date, Purchaser has inspected the Property, obtained any necessary internal approvals to the transaction, and satisfied itself as to all matters relating to the Property, including, but not limited to, environmental, engineering, structural, financial, title and survey matters, and the Due Diligence Items.

8.2 Accuracy of Seller’s Representations and Warranties. As a condition to the obligations of Purchaser to close hereunder, each of Seller’s representations and warranties set forth in Section 9.1 below shall be materially true and correct as of the Closing.

8.3 Closing Deliveries. It shall be a condition to the obligations of Purchaser to close hereunder that Seller has executed and delivered to Purchaser or Escrow Agent the documents described in Section 4.1, and it shall be a condition to the obligations of Seller to close hereunder that Purchaser has executed and delivered to Seller or Escrow Agent the documents described in Section 4.2 and has delivered the Cash Balance to Escrow Agent pursuant to Section 2.2 .

9. REPRESENTATIONS, WARRANTIES AND COVENANTS.

9.1 Seller’s Representations and Warranties. Subject to Section 9.3 below, Seller hereby represents and warrants to Purchaser as to the following matters, as of the date of this Agreement:

9.1.1 Organization and Authority. Seller is duly organized and in good standing under the laws of the state of its organization. Seller has the power and authority under its organizational documents to sell, transfer, convey and deliver the Property to be sold and purchased hereunder, and all action and approvals required thereunder have been duly taken and obtained.

9.1.2 No Conflict. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Seller’s organizational documents.

9.1.3 Condemnation. Seller has not received from any governmental authority any written notice of any pending or threatened condemnation of the Property or any part thereof.

9.1.4 Litigation. Seller has not been served with any litigation which is still pending against Seller with respect to its ownership or operation of the Property.

9.1.5 Compliance. Seller has not received from any governmental authority any written notice of any current violation by the Property of any municipal, state and federal and other governmental statutes, rules, requirements, regulations, laws and ordinances, including zoning ordinances and regulations, and covenants, easements and restrictions of record governing and relating to use (as general office and administrative, and communications laboratory purposes), occupancy or possession of the Property, or to the use, storage generation or disposal of hazardous or toxic materials or substances (all of the foregoing collectively, “Regulations”) applicable to the Property, except with respect to violations resulting from acts or omissions of Purchaser, its employees or agents, copies of which have been provided to Purchaser. Except with respect to violations resulting from acts or omissions of Purchaser (copies of which have been provided to Purchaser), its employees or agents, Seller is in compliance with any past notices of past violations of Regulations.

9.1.6 No Leases. There are no leases, licenses or occupancy agreement in effect with respect to the Property (other than the Leaseback, which will be entered into at the Closing).

9.1.7 Due Diligence Items. To Seller’s Knowledge: all Due Diligence Items in Seller’s possession or control which disclose information that materially affects the Property have been provided to Purchaser, all of the Due Diligence Items provided as copies are correct and complete copies of the original of such items, and none of the Due Diligence Items provided to Purchaser has been amended, modified or terminated by Seller except as disclosed in writing to Purchaser.

When used in this Agreement, the term “Seller’s Knowledge” shall mean and be limited to the actual (and not constructive) knowledge of Duncan Schmidt and Victor Garcia, without inquiry other than a review of Seller’s files with respect to the Property. Seller represents and warrants to Purchaser that Duncan Schmidt is the person with day to day responsibility for this transaction and for the assembly and delivery of due diligence items in connection herewith on behalf of Seller, and that Victor Garcia is the person with day to day management responsibility for the Property on behalf of Seller.

9.1.8 Contracts. There are no contracts or agreements relating to the ownership, operation and maintenance of the Property that will be binding upon Purchaser after the Closing.

9.1.9 OFAC. Seller (a) is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, “Specially Designated and Blocked Persons”, or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by the Office of Foreign Asset Control (“OFAC”) of the United States Department of the Treasury; and (b) is not engaged, directly or indirectly, in any dealings or transactions and is not otherwise associated with such person, group, entity or nation.

9.2 Purchaser’s Representations and Warranties. Subject to Section 9.5 below, Purchaser represents and warrants that:

9.2.1 ERISA. Purchaser’s rights under this Agreement, the assets it shall use to acquire the Property and, upon its acquisition by Purchaser, the Property itself, do not and shall not constitute plan assets within the meaning of 29 C.F.R. §2510.3-101, and Purchaser is not a “governmental plan” within the meaning of section 3(32) of the Employee Retirement Income Security Act of 1974, as amended, and the execution of this Agreement and the purchase of the Property by Purchaser is not subject to state statutes regulating investments of and fiduciary obligations with respect to governmental plans.

9.2.2 Organization and Authority. Purchaser is duly organized and in good standing under the laws of the state of its organization. Purchaser has the power and authority under its organizational documents to perform its obligations hereunder, and all action and approvals required thereunder have been duly taken and obtained.

9.2.3 No Conflict. The execution and delivery of this Agreement, the consummation of the transactions provided for herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any provision of Purchaser’s organizational documents.

9.2.4 No Bankruptcy. Purchaser has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Purchaser’s creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of Purchaser’s assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of Purchaser’s assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

9.2.5 OFAC. Purchaser (a) is not acting, directly or indirectly, for or on behalf of any person, group, entity or nation named by any Executive Order or the United States Department of the Treasury as a terrorist, “Specially Designated and Blocked Persons”, or other banned or blocked person, group, entity, nation or transaction pursuant to any law, order, rule, or regulation that is enforced or administered by OFAC of the United States Department of the Treasury; and (b) is not engaged, directly or indirectly, in any dealings or transactions and is not otherwise associated with such person, group, entity or nation.

9.3 Survival. Purchaser’s right to enforce the representations and warranties set forth in Section 9.1, shall survive the Closing, but only as to claims of which Purchaser notifies Seller in writing within six (6) months after Closing and brings legal action to enforce within one (1) year of Closing, and not otherwise. Seller’s right to enforce the representations and warranties set forth in Section 9.2 shall survive the Closing, provided Subsections 9.2.2 and 9.2.3 shall only survive the Closing as to claims of which Seller notifies Purchaser in writing within six (6) months after Closing, and brings legal action to enforce within one (1) year and not otherwise.

10. LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained herein, if the Closing shall have occurred (and Purchaser shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed Four Million Dollars ($4,000,000.00) (the “Liability Limitation”). No constituent partner or member in or agent of Seller, nor any advisor, trustee, director, officer, member, partner, employee, beneficiary, shareholder, participant, representative or agent of any entity that is or becomes a constituent partner or member in Seller or an agent of Seller (“Seller’s Affiliates”) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Purchaser and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Seller’s assets for the payment of any claim or for any performance, and Purchaser, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner or member in Seller, nor any obligation of any constituent partner or member in any entity owning an interest (directly or indirectly) in Seller to restore a negative capital account or to contribute capital to Seller (or any entity owning an interest, directly or indirectly, in any other constituent partner or member of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other partner or member (and neither Purchaser nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of such party’s obligations to restore or contribute). No advisor, trustee, director, officer, member, partner, employee, beneficiary, shareholder, participant, representative or agent of Purchaser or of any entity that is or becomes a member or an agent of Purchaser (“Purchaser’s Affiliates”) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and Seller and its successors and assigns and, without limitation, all other persons and entities, shall look solely to Purchaser’s assets for the payment of any claim or for any performance, and Seller, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. The provisions of this Section 10 shall survive the Closing and any termination of this Agreement.

11. LOSS BY FIRE OR OTHER CASUALTY; CONDEMNATION. Purchaser shall be bound to purchase the Property for the full Consideration as required by the terms hereof, without regard to the occurrence or effect of any damage to or destruction of any Improvements or condemnation of any portion of the Property, provided: (a) the cost to repair any damage or destruction, or the diminution in the value of the remaining Property as a result of a partial condemnation, is fully insured (other than standard deductibles) and does not exceed five percent (5%) of the Consideration, and (b) at Closing Purchaser shall be credited against the Consideration the amount of any insurance proceeds or condemnation awards collected by Seller as a result of any such damage or destruction or condemnation plus the amount of any applicable insurance deductibles less any monies actually expended by Seller to repair any damage, or such proceeds shall be assigned to Purchaser if not then collected. If such damage or destruction, or the diminution in value resulting from such condemnation, does not satisfy clauses (a) and (b) of the preceding sentence, Purchaser may at its option either terminate this Agreement or consummate this purchase. If Purchaser proceeds with the purchase, all insurance proceeds and condemnation awards shall be paid over to Purchaser (or assigned if not yet collected) and all applicable deductible amounts shall be credited against the Purchase Price, less only such monies actually expended by Seller to repair any damage.

12. MISCELLANEOUS.

12.1 Entire Agreement. All understandings and agreements heretofore had between Seller and Purchaser with respect to the Property are merged in this Agreement, which, together with the exhibits hereto, fully and completely expresses the agreement of the parties. Purchaser acknowledges that it has inspected the Property and that it accepts the same in its “as is” condition subject to use, ordinary wear and tear and natural deterioration. Purchaser further acknowledges that, except as expressly provided in this Agreement, neither Seller nor any agent or representative of Seller has made, and Seller is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the Property.

12.2 Assignment. Except as provided in Section 12.11 below, neither this Agreement nor any interest hereunder shall be assigned or transferred by Purchaser without Seller’s consent; provided, however, that no such consent shall be required with respect to Purchaser’s assignment of its right to purchase the Property under this Agreement to an entity controlled by, controlling, or under common control with, directly or indirectly, Purchaser; provided that upon any such assignment permitted hereunder, the Purchaser named herein shall not be released from liability to Seller for the performance of “Purchaser’s” obligations hereunder. Seller may assign or otherwise transfer its interest under this Agreement. As used in this Agreement, the term “Seller” shall be deemed to include any assignee or other transferee of any Seller. Upon any such transfer by a Seller, such Seller shall be relieved of any subsequently accruing liability under this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and shall be binding upon Seller and Purchaser and their respective successors and assigns.

12.3 Modifications. This Agreement shall not be modified or amended except in a written document signed by Seller and Purchaser.

12.4 Time of Essence. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday, or legal holiday.

12.5 Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the state in which the Property is located.

12.6 Notices. All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally, by facsimile transmission with confirmed receipt, or by overnight courier (such as Federal Express), addressed as follows below. All notices given in accordance with the terms hereof shall be deemed given when received or upon refusal of delivery. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section 11.6.

If to Seller:

c/o Brocade Communications Systems, Inc.

1745 Technology Drive

San Jose, California 95110

Attention:  Michael Hirahara,

          VP, Global Real Estate & Facilities

Facsimile: 408/333-8101

With copy to:

Brocade Communications Systems, Inc.

1745 Technology Drive

San Jose, California 95110

Attention: Richard Deranleau, CFO

Facsimile: 408/333-5955

And to:

SSL Law Firm LLP

575 Market Street, Suite 2700

San Francisco, California 94105

Attention: Jodi Fedor

Facsimile: 415/814-6401

If to Purchaser:

CA-Skyport III Limited Partnership

c/o Equity Office Properties

Two North Riverside Plaza, Suite 2100

Chicago, Illinois 60606

Attention: Matt Koritz, General Counsel

Facsimile: 312/ 775-6574

With a copy to:

CA-Skyport III Limited Partnership

c/o Equity Office Properties

2655 Campus Drive, Suite 100

San Mateo, California 94403

Attention: John Moe

Facsimile: 650/ 372-3603

And to:

Allen Matkins Leck Gamble Mallory & Natsis, LLP

1901 Avenue of the Stars, Suite 1800

Los Angeles, California 90067

Attention: Anton N. Natsis, Esq.

Facsimile: 310/788-2410

12.7 “AS IS” SALE. ACKNOWLEDGING PURCHASER’S OPPORTUNITY TO INSPECT THE PROPERTY, BUT SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES PROVIDED BY SELLER IN THIS AGREEMENT, PURCHASER AGREES TO TAKE THE PROPERTY “AS-IS,” “WHERE-IS,” AND WITH ALL FAULTS AND CONDITIONS THEREON. ANY INFORMATION, REPORTS, STATEMENTS, DOCUMENTS OR RECORDS (COLLECTIVELY, THE “DISCLOSURES”) PROVIDED OR MADE TO PURCHASER OR ITS CONSTITUENTS BY SELLER OR ANY OF SELLER’S AFFILIATES CONCERNING THE CONDITION OF THE PROPERTY SHALL NOT BE REPRESENTATIONS OR WARRANTIES. PURCHASER SHALL NOT RELY ON SUCH DISCLOSURES, BUT RATHER, PURCHASER SHALL RELY ONLY ON ITS OWN INSPECTION OF THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE NATURE, QUALITY OR CONDITION OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY; (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROPERTY OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY; (E) THE HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY; OR (F) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS REGARDING TERMITES OR WASTES, AS DEFINED BY THE U.S. ENVIRONMENTAL PROTECTION AGENCY REGULATIONS AT 40 C.F.R., OR ANY HAZARDOUS SUBSTANCE, AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980 (“CERCLA”), AS AMENDED, AND REGULATIONS PROMULGATED THEREUNDER. PURCHASER, ITS SUCCESSORS AND ASSIGNS, HEREBY WAIVE, RELEASE AND AGREE NOT TO

MAKE ANY CLAIM OR BRING ANY COST RECOVERY ACTION OR CLAIM FOR CONTRIBUTION OR OTHER ACTION OR CLAIM AGAINST SELLER OR SELLER’S AFFILIATES, AND BASED ON (A) ANY FEDERAL, STATE, OR LOCAL ENVIRONMENTAL OR HEALTH AND SAFETY LAW OR REGULATION, INCLUDING CERCLA OR ANY STATE EQUIVALENT, OR ANY SIMILAR LAW NOW EXISTING OR HEREAFTER ENACTED, (B) ANY DISCHARGE, DISPOSAL, RELEASE, OR ESCAPE OF ANY CHEMICAL, OR ANY MATERIAL WHATSOEVER, ON, AT, TO OR FROM THE PROPERTY, OR (C) ANY ENVIRONMENTAL CONDITIONS WHATSOEVER ON OR UNDER THE PROPERTY, OTHER THAN ENVIRONMENTAL CONDITIONS RESULTING FROM MIGRATION OR MATERIALS FROM OTHER PROPERTY OWNED OR OPERATED BY SELLER OR SELLER’S AFFILIATES AND FIRST BEING PRESENT ON OR UNDER THE PROPERTY AFTER CLOSING. PURCHASER REPRESENTS TO SELLER THAT, SUBJECT TO THE EXPRESS REPRESENTATIONS AND WARRANTIES PROVIDED BY SELLER IN THIS AGREEMENT, PURCHASER HAS CONDUCTED, OR WILL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE PROPERTY, AND WILL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY OR ON BEHALF OF SELLER OR ITS AGENTS OR EMPLOYEES WITH RESPECT THERETO. UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER AND SELLER’S AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER AND SELLER’S AFFILIATES AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS AT THE PROPERTY, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY, PROVIDED SUCH RELEASE SHALL NOT APPLY TO CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) AGAINST SELLER OR SELLER’S AFFILIATES EITHER (i) PURSUANT TO OR ARISING OUT OF ANY SEPARATE AGREEMENT WITH PURCHASER OR (ii) IN THEIR CAPACITY AS OWNER OR OPERATOR OF PROPERTY OTHER THAN

THE PROPERTY, TO THE EXTENT SUCH CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES) RELATE TO ENVIRONMENTAL CONDITIONS FIRST BEING PRESENT ON OR UNDER THE PROPERTY AFTER CLOSING.

TO THE EXTENT OF PURCHASER’S RELEASE OF SELLER PURSUANT TO THIS AGREEMENT, PURCHASER EXPRESSLY WAIVES ALL RIGHTS UNDER CALIFORNIA CIVIL CODE SECTION 1542, AS AMENDED OR MODIFIED, WHICH PROVIDES THAT:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.”

PURCHASER HEREBY SPECIFICALLY ACKNOWLEDGES THAT PURCHASER HAS CAREFULLY REVIEWED THIS SUBSECTION, AND DISCUSSED ITS IMPORT WITH LEGAL COUNSEL, IS FULLY AWARE OF ITS CONSEQUENCES, AND THAT THE PROVISIONS OF THIS SUBSECTION ARE A MATERIAL PART OF THIS AGREEMENT; PROVIDED, HOWEVER, SUCH RELEASE, WAIVER OR DISCHARGE SHALL NOT APPLY AND SHALL BE OF NO FORCE OR EFFECT FOR ANY CLAIMS ARISING OUT OF SELLER’S FRAUD.

Seller’s initials	Purchaser’s initials

THE PROVISIONS OF THIS SECTION 12.7 SHALL SURVIVE THE CLOSING AND ANY TERMINATION OF THIS AGREEMENT.

12.8 Trial by Jury. In any lawsuit or other proceeding initiated by Purchaser under or with respect to this Agreement, Purchaser waives any right it may have to trial by jury. In addition, Purchaser waives any right to seek rescission of the transaction provided for in this Agreement.

12.9 Reports. If for any reason Purchaser does not consummate the Closing (other than due to a Seller default), then Purchaser shall, upon Seller’s written request, assign and transfer to Seller all of its right, title and interest in and to any and all studies, reports, surveys and other information, data and/or documents relating to the physical condition of the Property or any part thereof prepared by third parties at the request of Purchaser, its employees and agents, and shall deliver to Seller copies of all of the foregoing upon Seller’s reimbursement to Purchaser of all costs paid by Purchaser to third parties who prepared any such items; provided, however, that the foregoing shall not apply to any internal studies, reports, budgets or projections, nor to any other information or documentation determined by Purchaser to be confidential or privileged.

12.10 Reporting Person. Seller and Purchaser hereby designate Escrow Agent to act as and perform the duties and obligations of the “reporting person” with respect to the transaction contemplated by this Agreement for purposes of 26 C.F.R. Section 1.6045-4(e)(5) relating to the requirements for information reporting on real estate transaction closed on or after January 1, 1991. In this regard, Seller and Purchaser each agree to execute at Closing, and to cause Escrow Agent to execute at Closing, a Designation Agreement, designating Escrow Agent as the reporting person with respect to the transaction contemplated by this Agreement.

12.11 Section 1031 Exchange. Either party may structure the disposition or acquisition of the Property, as the case may be, as a like-kind exchange under Internal Revenue Code Section 1031 at the exchanging party’s sole cost and expense, provided that the time periods provided in this Agreement (including, without limitation, the Closing Date) shall not be delayed or otherwise affected. The other party shall reasonably cooperate therein, provided that such other party shall incur no material costs, expenses or liabilities in connection with the exchanging party’s exchange. If either party uses a qualified intermediary to effectuate an exchange, any assignment of the rights or obligations of such party hereunder shall not relieve, release or absolve such party of its obligations to the other party. The exchanging party shall indemnify, defend and hold harmless the other party from all liability in connection with the indemnifying party’s exchange, and the indemnified party shall not be required to take title to or contract for the purchase of any other property. The provisions of this Section 12.11 shall survive the Closing.

12.12 Press Releases. The parties hereto shall not issue any press releases with respect to the transactions contemplated hereby or consummated in accordance with the terms hereof except as required by law (including, without limitation, in connection with SEC requirements and filings) or upon the mutual agreement of the parties as to the form and content of such press release (with consent not to be unreasonably withheld or delayed by either party).

12.13 Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as but a single instrument.

12.14 Construction. This Agreement shall not be construed more strictly against Seller merely by virtue of the fact that the same has been prepared by Seller or its counsel, it being recognized both of the parties hereto have contributed substantially and materially to the preparation of this Agreement.

12.15 Attorneys’ Fees. In the event of legal proceedings between the parties with respect to this Agreement or the transaction contemplated hereby, the prevailing party therein shall be entitled to recover from the losing party all of its costs of enforcement and such legal proceedings, including, but not limited to, its reasonable attorneys’ and paralegal fees, witness fees, court reporters’ fees and other costs of suit.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the date first above written.

SELLER:	BROCADE COMMUNICATIONS SYSTEMS SKYPORT LLC, a Delaware limited liability company

	By:	Brocade Communications Systems, Inc.,
a Delaware corporation
Its Sole Member

By:
Name:
Title:

PURCHASER:	CA-SKYPORT III LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	LH GP Holdings LLC,
a Delaware limited liability company
Its General Partner

By:
Name:
Title:

LIST OF EXHIBITS:

A	Legal Description
B	Excluded Items
C	Leaseback
D	Permitted Exceptions
E	Grant Deed
F	Assignment of Intangibles
G	Bill of Sale
H	Non-Foreign Affidavit

EXHIBIT A

LEGAL DESCRIPTION

[1600 Technology Drive, San Jose, California]

Real property in the City of San Jose, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

ALL OF PARCEL A, AS SAID PARCEL IS SHOWN UPON THAT CERTAIN PARCEL MAP FILED FOR RECORD IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SANTA CLARA ON NOVEMBER 18, 2003 IN BOOK 766 OF MAPS AT PAGES 14, 15, 16, 17 AND 18.

PARCEL TWO:

ANY AND ALL EASEMENTS BENEFITING PARCEL ONE ABOVE DESCRIBED PURSUANT TO SKYPORT PLAZA DECLARATION OF COMMON EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS, EXECUTED BY SPIEKER PROPERTIES, L.P., A CALIFORNIA LIMITED PARTNERSHIP, AND RECORDED FEBRUARY 14, 2001 AS INSTRUMENT NO. 15560409, AS AMENDED BY FIRST AMENDMENT TO SKYPORT PLAZA DECLARATION OF COMMON EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS EXECUTED BY SKYPORT PLAZA OWNERS ASSOCIATION RECORDED OCTOBER 26, 2001 AS INSTRUMENT NO. 15929606, SECOND AMENDMENT TO SKYPORT PLAZA DECLARATION OF COMMON EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS EXECUTED BY SKYPORT PLAZA OWNER’S ASSOCIATION, RECORDED OCTOBER 22, 2002 AS INSTRUMENT NO. 16552265, THIRD AMENDMENT TO SKYPORT PLAZA DECLARATION OF COMMON EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS EXECUTED BY SKYPORT PLAZA OWNER’S ASSOCIATION, RECORDED SEPTEMBER 12, 2003 AS INSTRUMENT NO. 17343456, AND FOURTH AMENDMENT TO SKYPORT PLAZA DECLARATION OF COMMON EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS EXECUTED BY SKYPORT PLAZA OWNERS ASSOCIATION, RECORDED ON NOVEMBER 18, 2003 AS INSTRUMENT NO. 17480072 AND CORRECTED AND RE-RECORDED ON DECEMBER 4, 2003 AS INSTRUMENT NO. 17502811, OFFICIAL RECORDS OF SANTA CLARA COUNTY.

PARCEL THREE:

ANY AND ALL EASEMENTS BENEFITING PARCEL ONE ABOVE DESCRIBED PURSUANT TO THOSE CERTAIN “SKYPORT PLAZA (ADJUSTED PARCEL II) DECLARATION OF COMMON EASEMENTS, COVENANTS, CONDITIONS AND RESTRICTIONS” EXECUTED BY EOP-SKYPORT I L.L.C., A DELAWARE LIMITED LIABILITY COMPANY AND BROCADE COMMUNICATION SYSTEMS SKYPORTL.L.C., A DELAWARE LIMITED LIABILITY COMPANY, RECORDED NOVEMBER 18, 2003 AS INSTRUMENT NO. 17480071, AND CORRECTED AND RE- RECORDED ON DECEMBER 4, 2003 AS INSTRUMENT NO. 17502810 OFFICIAL RECORDS OF SANTA CLARA COUNTY.

APN: 230-29-119

1

EXHIBIT B

EXCLUDED ITEMS

[1600 Technology Drive, San Jose, California]

All removable equipment and personal property located within the interior of the Building, including, without limitation, racks located within the lab areas that are bolted and seismically braced.

1

EXHIBIT C

LEASEBACK

EXHIBIT D

PERMITTED EXCEPTIONS

[1600 Technology Drive, San Jose, California]

Exceptions Number 1 (non-delinquent only), 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 14, 15, 17, 18 and 19 of the Title Report.

1

EXHIBIT E

DEED

RECORDING REQUESTED BY

AND WHEN RECORDED RETURN TO:

CA-Skyport I Limited Partnership

__________________________________________

__________________________________________

Attention:	__________________________________

(Space above for Recorder’s Use)

Documentary Transfer Tax is not of public record and is shown on a separate sheet attached to this deed.

GRANT DEED

FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, BROCADE COMMUNICATIONS SYSTEMS SKYPORT LLC (“Grantor”), a Delaware limited liability company, hereby grants to CA-SKYPORT III LIMITED PARTNERSHIP (“Grantee”), a Delaware limited liability company, the real property located in the City of San Jose, County of Santa Clara, State of California, described on Exhibit A attached hereto and made a part hereof (the “Property”), subject to:

1. Acts of Grantee, and those claiming by, through and under Grantee.

2. General and special taxes and assessments not yet delinquent.

3. Zoning, building and other governmental and quasi-governmental laws, codes and regulations.

4. Any adverse claim to any portion of the Property which has been created by artificial means or has accreted to any such portion so created and riparian rights, if any.

5. Covenants, conditions, restrictions, and private or public utility easements of record together with easements or claims of easements not shown by the public records.

6. Encroachments, overlaps, boundary line disputes, or other matters which would be disclosed by an accurate survey or inspection of the Property.

Mail Tax Statements To:

1

Executed as of this      day of January, 2010.

BROCADE COMMUNICATIONS SYSTEMS SKYPORT LLC, a Delaware limited liability company

By:	Brocade Communications Systems, Inc.,
a Delaware corporation
Its:	Sole Member

By:
Name:
Title:

2

EXHIBIT A to DEED

3

EXHIBIT F

ASSIGNMENT OF INTANGIBLES

[1600 Technology Drive, San Jose, California]

This instrument is executed and delivered to be effective as of             , 2010, by and between Brocade Communications Systems Skyport LLC, a Delaware limited liability company (“Seller”), and CA-Skyport III Limited Partnership, a Delaware limited partnership (“Purchaser”), covering the real property described in Exhibit A attached hereto (“Real Property”), commonly known as “1600 Technology Drive” (the “Building”).

1. Assignment. For good and valuable consideration, Seller hereby assigns, transfers, sets over and conveys to Purchaser Seller’s right, title and interest, to the extent transferable, in and to (i) the right to use the name “1600 Technology Drive,” (ii) all licenses and permits relating solely to the Property, (iii) any blueprints, plans, specifications, maps or drawings relating solely to the Property (it being agreed that Seller shall be obligated to deliver possession of the foregoing only to the extent in Seller’s possession or control), and (iv) any guaranties or warranties relating to the Improvements.

2 Successors and Assigns. This instrument is binding upon, and shall inure to the benefit of Seller and Purchaser and their respective heirs, legal representatives, successors and assigns.

3 Power and Authority. Each of Purchaser and Seller represents and warrants to the other that it is fully empowered and authorized to execute and deliver this instrument, and that the individual signing this instrument on its behalf represents is fully empowered and authorized to do so.

4. Attorneys’ Fees. If either Purchaser or Seller or their respective successors or assigns file suit to enforce the obligations of the other party under this instrument, the prevailing party shall be entitled to recover the reasonable fees and expenses of its attorneys.

1

IN WITNESS WHEREOF, the undersigned have caused this instrument to be executed effective as of the date written above.

SELLER:	BROCADE COMMUNICATIONS SYSTEMS SKYPORT LLC, a Delaware limited liability company

	By:	Brocade Communications Systems, Inc.,
a Delaware corporation
	Its:	Sole Member

By:
Name:
Title:

PURCHASER:	CA-SKYPORT III LIMITED PARTNERSHIP, a Delaware limited partnership

	By:	LH GP Holdings LLC,
a Delaware limited liability company
	Its:	General Partner

By:
Name:
Title:

2

EXHIBIT A Assignment of Intangibles

LEGAL DESCRIPTION

[1600 Technology Drive, San Jose, California]

3

EXHIBIT G

BILL OF SALE

[1600 Technology Drive, San Jose, California]

For good and valuable consideration the receipt of which is hereby acknowledged, Brocade Communications Systems Skyport LLC, a Delaware limited liability company (“Seller”), does hereby sell, transfer, and convey, without warranty, to CA-Skyport III Limited Partnership, a Delaware limited partnership (“Purchaser”), all personal property described in Schedule 1 attached hereto.

Purchaser is accepting such personal property in its “as is” condition.

DATED this              day of             , 2010.

BROCADE COMMUNICATIONS SYSTEMS SKYPORT LLC, a Delaware limited liability company

By:	Brocade Communications Systems, Inc.,
a Delaware corporation
Its:	Sole Member

By:
Name:
Title:

SCHEDULE 1

EXTERIOR EQUIPMENT

Outside Enclosure:

EG2: 800kW Emergency Generator

EG3: 1000kW Emergency Generator

Inside Garage:

ATS3: Automatic Transfer Switch

ATS4: Automatic Transfer Switch

UPS3: 500kW UPS

UPS4: 500kW UPS

EG4: 1000kW Emergency Generator

LN2: Liquid Nitrogen Tank

Air Compressor: Air Compressor and Air Dryer

EXHIBIT H

CERTIFICATE OF NON-FOREIGN STATUS

[1600 Technology Drive, San Jose, California]

1. The undersigned (“Transferor”) hereby certifies:

a. That Transferor is not a foreign entity (as said term is defined in the Internal Revenue Code and Income Tax Regulations) with respect to the transfer of that certain property known as “1600 Technology Drive,” located in San Jose, California (the “Property”) legally described in Exhibit A attached hereto and made a part hereof.

b. The tax identification number of Transferor is , and the offices of Transferor are located at 1745 Technology Drive, San Jose, CA 95110.

2. Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punishable by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this Certification and to the best of my knowledge and belief, it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Transferor.

Dated the              day of             , 2010 in San Jose, California.

BROCADE COMMUNICATIONS SYSTEMS SKYPORT LLC, a Delaware limited liability company

By:	Brocade Communications Systems, Inc.,
a Delaware corporation
Its:	Sole Member

By:
Name:
Title: